Exhibit 107

Calculation Of Filing Fee Tables

Form F-1

(Form Type)

Ming Shing Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Ordinary Shares, US$0.0005 par value, to be sold by the Registrant	Equity(2)	457	(o)	1,725,000	$7.50	$12,937,500	0.00014760		$1,909.58
Fees to Be Paid	Ordinary Shares, US$0.0005 par value, to be sold by the Selling Shareholder	Equity (2) (3)	457	(o)	500,000	$7.50	$3,750,000	0.00014760		$553.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities							$16,687,500
	Total Offering Amounts						$16,687,500			$2,463.08
	Total Fees Previously Paid								$
	Total Fee Offsets (4)									$2,463.08
	Net Fee Due									$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	This Registration Statement also covers the resale by the selling shareholder (the “Selling Shareholder”) of up to 500,000 Ordinary Shares previously issued to the Selling Shareholder as named in the Registration Statement. Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(o) under the Securities Act.

(4)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-272861) was initially filed on June 23, 2023, and was declared effective on June 27, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Securities and Exchange Commission’s (the “Commission”) consent to the withdrawal of such Registration Statement on August 15, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457 (b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
	Rule 457(p)
Fee Offset Claims	Ming Shing Group Holdings Limited	F-1	333-272861(a)	June 23, 2023		$2,463.08	Equity	Ordinary Shares	Ordinary Shares	$16,687,500
Fee Offset Sources	Ming Shing Group Holdings Limited	F-1	333-272861		June 23, 2023						$2,463.08

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-272861) was initially filed on June 23, 2023, and was declared effective on June 27, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on August 15, 2024.